Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

B. Riley Financial, Inc.

Woodland Hills, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-203534) and Form S-8 (No. 333-202876) of B. Riley Financial, Inc. of our reports dated March 13, 2017, relating to the consolidated financial statements of FBR & Co. and the effectiveness of FBR & Co.’s internal control over financial reporting appearing therein, which is incorporated by reference in this Form 8-K.

/s/ BDO USA, LLP

McLean, Virginia

June 1, 2017